Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with valuation policies and procedures that have been approved by our board of directors. Our GAAP net asset value (“GAAP Net Asset Value”) is our net asset value determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our Transactional Net Asset Value is calculated by adjusting our GAAP Net Asset Value as of the relevant valuation date for (i) the Excess Expenses (as defined in that certain Expense Limitation and Reimbursement Agreement between ISQ OpenInfra Registered Advisor LLC (the “Manager”) and us, dated as of August 11, 2025 (the “ELA”)) paid by the Manager pursuant to the ELA will be recognized as a reduction to Transactional Net Asset Value in the month we reimburse the Manager for such costs, (ii) shareholder servicing fees, as applicable, which are recognized as a reduction to Transactional Net Asset Value on a monthly basis as such fees are accrued (iii) the exclusion of tax liabilities of certain taxable subsidiaries through which we hold infrastructure assets that are contingent upon the expected manner of the divestment of the associated underlying infrastructure asset and are not expected to be recognized by us (although the current tax liabilities of any such taxable subsidiaries may be taken into account in determining the fair value of the associated underlying infrastructure assets) and (iv) assets acquired or sold pursuant to seller provided financing and/or delayed payment terms, Transactional Net Asset Value shall only reflect the portion of the asset acquired or sold that has been paid for and shall not account for the portion of the asset that remains financed.

ISQ Open Infrastructure Company - Series I (“Series I”)

Transactional Net Asset Value of Series I

The following table provides a breakdown of the major components of Series I’s Transactional Net Asset Value as of July 31, 2026 ($ in thousands, except shares):

Components of Transactional Net Asset Value	July 31, 2026
Investments at fair value (cost of $79,188) (1)(2)	$87,987
Cash and cash equivalents	6
Foreign currencies at fair value	-
Other assets	1,141
Other liabilities	(980)
Accrued performance participation allocation (2)	-
Management fee payable (2)	-
Accrued shareholder servicing fees (2)	-
Transactional Net Asset Value	$88,154
Number of outstanding shares	2,748,598

(1)	Series I’s sole investments are its shares in ISQ Open Infrastructure Company LLC – Series II.

(2)	Series I Shares bear their proportional share of the performance participation allocation, management fee and shareholder servicing fee indirectly based on their proportional interest in the same class of Series II Shares directly subject to these fees. Series I’s proportional share of these fees are included in investments at fair value.

Reconciliation of Transactional Net Asset Value to GAAP Net Asset Value for Series I

The following table reconciles Series I’s GAAP Net Asset Value to Transactional Net Asset Value as of July 31, 2026 ($ in thousands):

As of July 31, 2026
GAAP Net Asset Value	$86,272
Adjustment:
Accrued shareholder servicing fees(1)	1,882
Transactional Net Asset Value	$88,154

(1)	Represents an adjustment to reflect shareholder servicing fees related to Class F-STE Shares, Class STE Shares, Class F-S Shares, Class F-DTE Shares, Class DTE Shares, Class F-D Shares, Class F-JTE Shares, Class JTE Shares and Class F-J Shares sold as they are accrued on a monthly basis.

ISQ Open Infrastructure Company - Series II (“Series II”)

Transactional Net Asset Value of Series II

The following table provides a breakdown of the major components of Series II’s Transactional Net Asset Value as of July 31, 2026 ($ in thousands, except shares):

Components of Transactional Net Asset Value	July 31, 2026
Investments at fair value (cost of $310,126)	$359,525
Cash and cash equivalents	95
Foreign currencies at fair value	-
Other assets	12,102
Other liabilities	(13,021)
Accrued performance participation allocation	(5,313)
Management fee payable	(420)
Accrued shareholder servicing fees (1)	(305)
Transactional Net Asset Value	$352,663
Number of outstanding shares	10,969,182

(1)	Shareholder servicing fees for Series II apply only to Class F-STE Shares, Class STE Shares, Class F-S Shares, Class S Shares, Class F-DTE Shares, Class DTE Shares, Class F-D Shares, Class D Shares, Class F-JTE Shares, Class JTE Shares, Class F-J Shares and Class J Shares. For purposes of Transactional Net Asset Value, Series II recognizes shareholder servicing fees as a reduction to Transactional Net Asset Value on a monthly basis as such fees are accrued. For purposes of GAAP Net Asset Value, Series II accrues the cost of the shareholder servicing fees for the estimated life of the shares as an offering cost at the time we sell Class F-STE Shares, Class STE Shares, Class F-S Shares, Class S Shares, Class F-DTE Shares, Class DTE Shares, Class F-D Shares, Class D Shares, Class F-JTE Shares, Class JTE Shares, Class F-J Shares and Class J Shares.

Reconciliation of Transactional Net Asset Value to GAAP Net Asset Value for Series II

The following table reconciles Series II’s GAAP Net Asset Value to Transactional Net Asset Value as of July 31, 2026 ($ in thousands):

As of July 31, 2026
GAAP Net Asset Value	$346,071
Adjustment:
Accrued shareholder servicing fees(1)	6,592
Transactional Net Asset Value	$352,663

(1)	Represents an adjustment to reflect shareholder servicing fees related to Class F-STE Shares, Class STE Shares, Class F-S Shares, Class S Shares, Class F-DTE Shares, Class DTE Shares, Class F-D Shares, Class D Shares, Class F-JTE Shares, Class JTE Shares, Class F-J Shares and Class J Shares sold as they are accrued on a monthly basis.

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